Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of State Bank Financial Corporation (the “Company”), each certify that, to his knowledge:

1.               The quarterly report of the Company on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph W. Evans
Joseph W. Evans
Chief Executive Officer
(Principal Executive Officer)
May 9, 2014

/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)
May 9, 2014